EXHIBIT 99.3

ANVIA HOLDINGS CORPORATION

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the sale purchase transaction (the “Transaction”) between ANVIA Holdings Corporation (the “Company”, “ANVIA”, “we”, “us”, “our”) and VocTrain Pty. Ltd. (“VocTrain”).

Anvia Holdings Corporation

Pro Forma

Balance Sheet - Unaudited

March 31, 2019

	Anvia Holdings Corporation (#)	VocTrain Pty. Ltd.		Proforma
	March 31, 2019	March 31, 2019	Proforma Adjustments	As Adjusted
Assets
Current assets
Cash and cash equivalents	$472,958	$151,464	$-	$624,422
Accounts receivable	572,166	-	-	572,166
Other receivables	1,079,689	102,150	-	1,181,839
Tax assets	16,630	-	-	16,630
Total Current Assets	2,141,443	253,614	-	2,395,057

Property, plant and equipment, net	793,129	9,675	-	802,804
Intangible assets	55,755	-	-	55,755
Other investments	912,294	-	-	912,294
Goodwill	11,269,550	-	412,976	11,682,526
Total Non-Current Assets	13,030,728	9,675	412,976	13,453,379

Total Assets	15,172,171	263,289	412,976	15,848,436

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Account payables	$605,664	$-	$-	$605,664
Accounts payable and accrued liabilities	3,262,859	84,995	-	3,347,854
Embedded Conversion option liability	9,232,412	-	-	9,232,412
Convertible notes payable	1,575,858	-	-	1,575,858
Amount owing to Directors	564,187	-	-	564,187
Borrowings	3,881,457	14,160	198,912	4,094,529
Provision for taxation	620,555	13,522	-	634,077
Total Current Liabilities	19,742,992	112,677	198,912	20,054,581

Total Liabilities	19,742,992	112,677	198,912	20,054,581

Stockholders’ Equity
Series A Preferred stock, $0.0001 par value, 100,000,000 shares authorized; 42,257,877 shares issued and outstanding at March 31, 2019	4,351	156,300	(156,286)	4,365
Discount on common stock	(500)	-	-	(500)
Additional paid-in capital	7,103,733	-	364,662	7,468,395
Stock subscriptions	(262,768)	-	-	(262,768)
Accumulated deficit	(11,246,233)	11,539	(11,539)	(11,246,233)
Accumulated other comprehensive loss	(118,560)	(17,227)	17,227	(118,560)
Total Anvia Holdings Corporation stockholders’ equity	(4,519,977)	150,612	214,064	(4,155,301)
Non-controlling interest	(50,844)	-	-	(50,844)
Total Stockholders’ Equity	(4,570,821)	150,612	214,064	(4,206,145)
Total Liabilities and Stockholders’ Equity	$15,172,171	$263,289	$412,976	$15,848,436

# Please refer to Form 8-K announced on June 14, 2019.

See notes to the unaudited pro forma combined financial statements

Anvia Holdings Corporation

Pro Forma

Statement of Operations and Comprehensive Loss for the three months ended March 31, 2019

(Unaudited)

	Anvia Holdings Corporation (#)	VocTrain Pty. Ltd.
	Three Months Ended	Three Months Ended		Proforma
	March 31, 2019	March 31, 2019	Proforma Adjustment	As Adjusted

Revenue	$5,939,607	$88,060	$-	$6,027,667
Cost of goods sold	(3,587,685)	-	-	(3,587,685)
Gross Profit	2,351,922	88,060	-	2,439,982

Operating Expenses
General and administrative	(2,696,104)	-	-	(2,696,104)
Other income	1,321	-	-	1,321
Operating Expenses	(3,568,214)	(105,735)	-	(3,673,949)

Loss From Operations	(3,911,075)	(17,675)	-	(3,928,750)

Finance costs
Interest expense	(4,623,123)	(1,281)	-	(4,624,404)

Loss Before Income Taxes	(8,534,198)	(18,956)	-	(8,553,154)

Provision for income taxes	(598)	-	-	(598)

Net Loss	(8,534,796)	(18,956)	-	(8,553,752)
Net income loss attributable to the non-controlling interest	(412)	-	-	(412)
Net Loss Attributable To The Shareholders of The Company	$(8,535,208)	$(18,956)	$-	$(8,554,164)

Other comprehensive income/(expense):
Foreign currency translation gain	3,928	1,431	-	5,359
Comprehensive loss	(8,531,280)	(17,525)	-	(8,548,805)

Other comprehensive income attributable to non-controlling interests	(112)	-	-	(112)
Total Comprehensive Loss Attributable To The Shareholders of The Company	$(8,531,392)	$(17,525)	$-	$(8,548,917)

Basic and Diluted Loss per Common Share	$(0.20)	$(0.09)	-	$(0.20)
Basic and Diluted Weighted Average Common Shares Outstanding*	42,257,877	200,000	(200,00)	42,257,877

# Please refer to Form 8-K announced on June 14, 2019.

(1) Proforma as adjusted shares are not weighted and are actual shares issued and outstanding.

See notes to the unaudited pro forma combined financial statements

Anvia Holdings Corporation

Pro Forma

Statement of Operations and Comprehensive Loss for the year ended December 31, 2018

(Audited)

	Anvia Holdings Corporation (#)	VocTrain Pty. Ltd.			Proforma
	December 31, 2018	December 31, 2018	Proforma Adjustment		As Adjusted

Revenue	$23,395,144	$587,753		$-	$23,982,897
Cost of goods sold	(18,719,832)	-		-	(18,719,832)
Gross Profit	4,675,312	587,753		-	5,263,065

Operating Expenses
General and administrative	(1,357,024)	-		-	(1,357,024)
Other income	34,607	-		-	34,607
Operating Expenses	(4,797,344)	(545,271)		-	(5,342,615)

(Loss) / Profit From Operations	(1,444,449)	42,482		-	(1,401,967)

Finance costs
Interest expense	(1,323,441)	(5,836)		-	(1,329,277)

Loss Before Income Taxes	(2,767,890)	36,646		-	(2,731,244)

Provision for income taxes	(2,201)	-		-	(2,201)

Net Loss	(2,770,091)	36,646		-	(2,733,445)
Net income attributable to the non-controlling interest	16,009	-		-	16,009
Net (Loss) / Profit Attributable To The Shareholders of The Company	$(2,754,082)	36,646		-	(2,717,436)
		$	$		$
Other comprehensive (expense)/income:
Foreign currency translation gain/(loss)	38,828	(16,716)		-	22,112
Comprehensive (loss)/income	(2,715,254)	19,930		-	(2,695,324)

Other comprehensive income attributable to non-controlling interests	564	-		-	564
Total Comprehensive (Loss)/Income Attributable To The Shareholders of The Company	$(2,714,690)	19,930		-	(2,694,760)

Basic and Diluted (Loss)/Income per Common Share	$(0.06)	$0.10		$-	$(0.06)
Basic and Diluted Weighted Average Common Shares Outstanding*	42,257,877	200,000		(200,000)	42,257,877

# Please refer to Form 8-K announced on June 14, 2019.

* Proforma as adjusted shares are not weighted and are actual shares issued and outstanding.

See notes to the unaudited pro forma combined financial statements

Anvia Holdings Corporation

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On June 10, 2019, pursuant to a Share Sale Agreement (“Agreement”) dated June 8, 2019, Anvia Holdings, Inc. (the “Company”), through its wholly-owned subsidiary, Anvia (Australia) Pty Ltd., agreed to acquire all of the issued and outstanding shares of VocTrain Pty. Ltd. (“Voctrain”), an Australian registered training organization on or before June 30, 2019, the Completion Date. Under the Agreement the Company will acquire 100% of Voctrain from its two shareholders in exchange for USD$196,000 in cash and the balance of approximately USD$364,000, in common stock of the Company valued at the average closing price of the Company’s common stock on the OTCQB for the 30 days up to the Completion Date. Voctrain operates in Australia under the trade name Quality Automotive Training and offers a wide array of accredited automotive programs to help meet needs of employers and apprentices/trainees in the automotive retail, service and repair industry.

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheets have been derived from the historical March 31, 2019 balance sheet of VocTrain after giving effect to the acquisition with Anvia Holdings Corporation. The pro forma balance sheet and statement of operations and comprehensive loss present this transaction as if they had been consummated as of March 31, 2019 as required under Article 11 of Regulation S-X.

Historical financial information has been adjusted in the pro forma balance sheet to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results of operations. The pro forma adjustments presented in the pro forma condensed combined balance sheet and statement of operations are described in Note 3— Pro Forma Adjustments.

The unaudited pro forma combined financial information is for illustrative purposes only. These companies may have performed differently had they actually been combined for the periods presented. You should not rely on the pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the merger. Unaudited pro forma financial information and the notes thereof should be read in conjunction with the accompanying historical financial statements of VocTrain included elsewhere in this report.

2. ACCOUNTING PERIODS PRESENTED

Certain pro forma adjustments were made to conform VocTrain’s accounting policies to the Company’s accounting policies as noted below.

The unaudited pro forma condensed combined balance sheet as of March 31, 2019 is presented as if the VocTrain acquisition had occurred on March 31, 2019 and combines the historical balance sheet of the Company at March 31, 2019 and the historical balance sheet of VocTrain at March 31, 2019.

The unaudited pro forma condensed combined statement of operations and comprehensive loss of the Company and VocTrain for the period ended March 31, 2019 are presented as if the acquisition had taken place on March 31, 2019. The pro forma statement of operations and comprehensive loss for the period ended March 31, 2019 combines the historical results of the Company for the three months ended March 31, 2018 and the historical results of VocTrain for three months ended March 31, 2019.

The unaudited pro forma combined statement of operations and comprehensive loss for the year ended March 31, 2019 has been prepared by combining the Company’s historical consolidated statement of operations for the period ended March 31, 2019, with the historical consolidated statement of income of

3. PRO FORMA ADJUSTMENTS

The adjustments included in the pro forma balance sheet and statement of operations and comprehensive loss are as follows:

●	To eliminate the equity account of VocTrain incurred before the date of the acquisition and adjust share capital of VocTrain.
●	To record the acquisition through debt financing.